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                                                                   EXHIBIT 10.51


                     VASCO Data Security International, Inc.
                   INDEPENDENT CONTRACTOR EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement"), is made and entered into as of November 20, 2002 (the "Effective Date"), by and between VASCO Data Security International, Inc., a Delaware corporation (the "Company"), and E-SECUVISION BVBA (incorporated on 17.11.1999), having its registered office at 8501 Bissegem, Dumortierlaan 9, hereby represented by Mr. Jan VALCKE, Managing Director, who, as an Independent Contractor, commits himself jointly and severally; hereinafter referred to as (the "Executive").

     WHEREAS, the Company and the Executive desire to enter into this Agreement to establish the rights and obligations of the Executive and the Company in such Employment relationship; and

     WHEREAS, the terms of this Agreement have been approved by the Board of Directors of the Company,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

1. Employment of Executive.

     As of the Effective Date, the Company hereby engages and employs Executive in an executive capacity as described in Exhibit A attached hereto, and Executive hereby accepts such Employment and agrees to act as an independent contractor to the Company in accordance with the terms of Employment hereinafter specified ("Executive Employment").

2. Term of Executive Employment.

     The period of Executive Employment shall begin on the Effective Date and continue until terminated as hereinafter provided (the "Employment Period").

3. Duties.

     (a) Executive shall be employed by Company as an Officer of the Company in the capacity and with the duties set forth in Exhibit A attached hereto.

     (b) Nothing contained herein shall be construed so as to prohibit Executive from performing such other or additional duties or responsibilities, and exercising such other or additional authority in furtherance of the goals of the Company, as the Executive and Chief Executive Officer and/or the Board of Directors of the Company shall from time to time agree upon.

     (c) Executive shall devote such portion of his business time and attention as is necessary to appropriately and efficiently discharge his duties and responsibilities as herein set forth. If Executive so discharges his duties, he may engage in other non-competing business and civic activities, in addition to those relating to the Company's business, if such activities are not otherwise prohibited by the terms of this Agreement, or do not substantially interfere with the performance of such responsibilities.

4. Base Pay. During the Employment Period, the Company shall pay or cause to be paid to Executive an initial base Pay ("Base Pay") as set forth in Exhibit A attached hereto and made a part hereof, payable to Executive on a periodic basis in accordance with the Company's then current executive payment practice; provided, however, that the installments may not be made less frequently than on a monthly basis. Such Base Pay shall be subject to review in accordance with the Company's normal practice for executive Pay review from time to time in effect, and will not be reduced without the prior written consent of Executive. Any increase in Base Pay shall be in writing and be attached to this Agreement as an amendment to Exhibit A.

5. Expenses. The Company shall pay or reimburse Executive in accordance with the Company's policy for all expenses reasonably incurred by Executive during the period of Executive's Employment in connection with the performance of Executive's duties under this Agreement, including, without limitation, travel, entertainment and other business related expenses. The Company will also pay to Executive a car allowance, in lieu of reimbursing Executive for car-related expenses,


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of 868 Euro monthly. As the Company may reasonably request, Executive shall provide to the Company documentation or supporting information relating to the expenses for which Executive seeks reimbursement.

6. Termination of Executive Employment Either Party shall have the option to terminate Executive's Employment with or without cause, for any reason whatsoever, without any breach of this Agreement by giving six (6) month's written notice.

7. Non-Compete. In the event Executive terminates his Employment or is terminated pursuant to this Agreement, Executive hereby agrees that he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any firm, corporation or entity which is in direct competition with the Company ("Competitor") for the term of six (6) months provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of a Competitor, but only if Executive is not involved in the business of said Competitor and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two (2%) percent of the stock of such Competitor. Executive also agrees that for a period of twelve
(12) months from his termination of employment that he will not solicit any clients of the Company, nor will he solicit for employment any Company employees.

8. Miscellaneous.

     (a) Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person or other forms of delivery, including certified mail, fax, etc., to the following addresses:

               (i)  if to the Company, to:

                    VASCO Data Security International, Inc.
                    1901 South Meyers Road, Suite 210
                    Oakbrook Terrace, IL 60181
                    Attn: Compensation Committee Chairman
                    with a copy to:

                    Forrest D. Laidley, Esq
                    339 N. Milwaukee Ave.
                    Suite 200
                    Libertyville, Illinois 60048

               (ii) If to Executive to:

                    To the address set forth in Exhibit A.

          Any party may change its address for notice hereunder by notice to the other party hereto.

     (b) Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the laws of the State of Illinois, USA, applicable to agreements made and to be performed entirely within such state.

     (c) Binding Effect. This Agreement shall be binding upon and incur to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (e) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions correspondence, communications, understandings and agreements between the parties, including all subsidiaries of the Company, written or oral, relating to the subject matter of this Agreement. This specifically includes the Agreement signed between the Executive and VASCO Data Security NV, a wholly owned subsidiary of VASCO Data Security Europe which, in turn, is a wholly owned subsidiary of the Parent Company, VASCO Data Security International, Inc., effective November 1, 1999, which is hereby



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rendered null and void. This Agreement may be amended, superseded, canceled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

     (f) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     (g) Arbitration. Except for any claim or dispute which gives rise or could give rise to equitable relief under this Agreement, at the request of the Executive any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled exclusively and finally by arbitration. The arbitration shall be conducted in accordance with such rules and before such arbitrator as the parties shall agree and if they fail to so agree within 15 days after demand for arbitration, such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (hereinafter referred to as "AAA Rules"). Such arbitration shall be conducted in Chicago, Illinois, or in such other city as the parties to the dispute may designate by mutual consent. The arbitral tribunal shall consist of three arbitrators (or such lesser number as may be agreed upon by the parties) selected according to the procedure set forth in the AAA Rules in effect on the date hereof and the arbitrators shall be empowered to order any remedy which is appropriate to the proceedings and issues presented to them. The chairman of the arbitral tribunal shall be appointed by the American Arbitration Association from among the three arbitrators so selected. Any party to a decision rendered in such arbitration proceedings may seek an order enforcing the same by any court having jurisdiction.

     (h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or Company.

     IN WITNESS WHEREOF, the Company and Executive have signed this Agreement as of the day and year written above.

                                         VASCO Data Security International, Inc.


                                         By:
                                            -----------------------------
                                                  T. Kendall Hunt
                                                  Its: CEO



                                         By:-----------------------------
                                                  Jan Valcke
                                                  Managing Director
                                                  E-SECUVISION BVBA


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                     VASCO Data Security International, Inc.
                   INDEPENDENT CONTRACTOR EMPLOYMENT AGREEMENT

                                    EXHIBIT A


Address: Jan Valcke
                  Managing Director
                  E-SECUVISION BVBA
                  8501 Bissegem, Dumortierlaan 9
                  Belgium

ANNUALIZED COMPENSATION:   260,000 EURO
                  Executive will invoice 14,576.13 Euros to VASCO Data Security NV and $6,807.00 USD to VASCO Data Security, Inc. There will be no adjustments as a result of changes in the Euro to U. S. Dollar exchange rate.

EFFECTIVE:  NOVEMBER 20, 2002

Title:            President and Chief Operating Officer

         Duties: Executive shall act as President and Chief Operating Officer of the Company and shall report directly to the Company's Chief Executive Officer. His responsibilities shall include overseeing and managing the day-to-day operations of the Company including sales, marketing, R&D, manufacturing, human resources, shipping, and all other operations, with the exception of finance and administration which reports to the Company's Chief Financial Officer. Executive will follow the rules set out by the Sarbanes-Oxley Act of 2002, and will manage the Company in an honest and trustworthy manner. Executive will also be charged with communicating clearly and truthfully with investors, analysts, the press, and other individuals and institutions.








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